040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130204707-56
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/22/2013 2:01 PM
	Entity Number E0155682013-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	INTELLISENSE SOLUTIONS INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: State Agent & Transfer Syndicate, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 112 North Curry Street (Street Address), Carson City (City), Nevada 89703 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 — Par value per share: $ $0.001 — Number of shares *without par value:* -0-
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Majid Ali Khan (Name) 112 North Curry Street (Street Address), Carson City (City), NV (State), 89703 (Zip Code) 2) Ihsan Falou (Name) 112 North Curry Street (Street Address), Carson City (City), NV (State), 89703 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any lawful purpose.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Thomas E. Puzzo, Esq. (Name) — X [signature] (Incorporator Signature) 3823 44th Ave. NE (Address), Seattle (City), WA (State), 89703 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — March 22, 2013 (Date)

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION OF INTELLISENSE SOLUTIONS INC.

8. Acquisitions of Controlling Interest and Interested Stockholders

8.1 Acquisition of Controlling Interest. The corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2. Combinations with Interested Stockholders. The corporation elects not to be governed by NRS 78.411 to 78.444.

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